Exhibit 99.2

GREEN REMEDIES WASTE AND RECYCLING, INC.

CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

GREEN REMEDIES WASTE AND RECYCLING, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,370,514	$2,978,012
Accounts receivable, net	880,383	875,982
Prepaid expenses and other current assets	13,045	643,000
Total current assets	6,263,942	4,496,994

Property and equipment, net	1,400,243	1,499,485
Total assets	$7,664,185	$5,996,479
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$506,692	$150,794
Deferred revenue	44,103	—
Notes payable - current portion	402,866	376,603
Total current liabilities	953,661	527,397

Notes payable - non-current portion	651,717	962,768
Total liabilities	1,605,378	1,490,165

Shareholder's equity:
Common stock, $0.0001 par value, 10,000 shares authorized, 1,000 shares issued and
outstanding as of September 30, 2020 and December 31, 2019	—	—
Paid-in capital	117,555	117,555
Retained earnings	5,941,252	4,388,759
Total shareholder's equity	6,058,807	4,506,314
Total liabilities and shareholder's equity	$7,664,185	$5,996,479

The accompanying notes are an integral part of these condensed financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the nine months ended September 30,
	2020	2019

Revenue, net	$9,016,765	$7,706,900
Cost of revenue	6,601,296	6,055,164
Gross profit	2,415,469	1,651,736
Operating expenses:
Selling, general, and administrative	597,824	570,128
Depreciation	35,683	23,652
Total operating expenses	633,507	593,780
Operating income	1,781,962	1,057,956
Other expense / (income), net	(11,750)	(20,557)
Interest expense	34,785	30,239
Net income	$1,758,927	$1,048,274

The accompanying notes are an integral part of these condensed financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(UNAUDITED)

					Total
	Common Stock		Paid-in	Retained	Shareholder's
	Shares	Par Value	Capital	Earnings	Equity
Balance, December 31, 2018	1,000	$-	$117,555	$2,857,365	$2,974,920

Shareholder distributions			—	(242,441)	(242,441)

Net income			—	1,048,274	1,048,274

Balance, September 30, 2019	1,000	$-	$117,555	$3,663,198	$3,780,753

Balance, December 31, 2019	1,000	$-	$117,555	$4,388,759	$4,506,314

Shareholder distributions			—	(206,434)	(206,434)

Net income			—	1,758,927	1,758,927

Balance, September 30, 2020	1,000	$-	$117,555	$5,941,252	$6,058,807

The accompanying notes are an integral part of these condensed financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Net income	$1,758,927	$1,048,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	231,841	173,281
Changes in operating assets and liabilities:
Accounts receivable	(4,401)	(8,150)
Prepaid expenses and other current assets	629,955	4,068
Accounts payable and accrued liabilities	355,898	308,055
Deferred revenue	44,103	—
Net cash provided by operating activities	3,016,323	1,525,528
Cash flows from investing activities:
Purchase of property and equipment	(132,599)	—
Proceeds from sale of property and equipment	—	5,128
Net cash (used in) provided by investing activities	(132,599)	5,128
Cash flows from financing activities:
Proceeds from notes payable	—	180,341
Principal payments on notes payable	(284,788)	(181,439)
Shareholder distributions	(206,434)	(242,441)
Net cash used in financing activities	(491,222)	(243,539)
Net increase in cash and cash equivalents	2,392,502	1,287,117
Cash and cash equivalents at beginning of period	2,978,012	1,705,694
Cash and cash equivalents at end of period	$5,370,514	$2,992,811

Supplemental cash flow information:
Cash paid for interest	$35,840	$30,629
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Refinance note payable	$—	$156,799

The accompanying notes are an integral part of these condensed financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited)

1. Nature of Operations

Green Remedies Waste and Recycling, Inc. (the “Company”, “GRWR”, “we,” or “us”), an S Corporation, is an asset-light provider of solid waste managed services and equipment rentals to multi-tenant residential and commercial customers. The Company utilizes a network of third-party subcontractors (i.e., vendors) to execute waste material collections and disposal, and assists customers in the related data and regulatory reporting on the environmental results of the services provided. The Company’s primary customer base consists of property managers who operate multi-family housing complexes across several states. We are based in Elon, North Carolina, and primarily render services to the Southeast region of the United States.

In March 2020, the World Health Organization categorized Coronavirus Disease 2019 (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency.  The waste management and recycling services we provide are currently designated an essential critical infrastructure business under the President’s COVID-19 guidance, the continued operation of which is vital for national public health, safety and national economic security.  The extent of the impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, its impact on our customers and subcontractors, and the range of governmental and community reactions to the pandemic, which are uncertain and cannot be fully predicted at this time.

2. Summary of Significant Accounting Policies

Basis of Presentation

The condensed financial statements included herein have been prepared by us without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with our audited financial statements for the year ended December 31, 2019. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted as permitted by the Securities and Exchange Commission (“SEC”), although we believe the disclosures that are made are adequate to make the information presented herein not misleading.

The accompanying condensed financial statements reflect, in our opinion, all normal recurring adjustments necessary to present fairly the results of the interim periods presented. We derived the December 31, 2019 condensed consolidated balance sheet data from audited financial statements; however, we did not include all disclosures required by GAAP. Unaudited interim results are subject to seasonal variations, and are not necessarily indicative of the results to be expected for the full year.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

We use significant estimates when accounting for the carrying amounts of accounts receivable and accrued expenses, and in the determination of useful lives of property and equipment and classification of leases.

Revenue Recognition - Services

We recognize revenue when billed, which is generally in the month services are performed. For example, we recognize revenue as waste and recyclable material are collected.  We recognize revenue net of any contracted pricing discounts or rebate arrangements.

Certain customers are billed in advance, and, accordingly, recognition of related revenues is deferred until the services are provided.

We evaluate the criteria outlined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 605-45, Revenue Recognition—Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of service revenue and related costs or the net amount. We generally recognize revenue for the gross amount of consideration received as we are generally the primary obligor (or principal) in our contracts with customers as we hold complete responsibility to the customer for contract fulfillment.  We record amounts collected from customers for sales tax on a net basis.

Lease Revenues

Lease revenues are evaluated individually under ASC 840, Leases, to determine proper classification and accounting treatment for the lease. Capital leases, which are accounted for as a sales-type lease, are different from operating leases in one or more of four ways: (1) there is a transfer of ownership at the end of the lease term, (2) the lessee has an option to purchase the equipment at the end of the lease term at a bargain purchase price, (3) the term of the lease is equal to 75 percent or more of the estimated economic life of the

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

leased property, or (4) the present value of future minimum lease payments equals or exceeds 90 percent of the fair value of the leased equipment at lease inception. The Company’s lease revenues have been determined to be operating leases.

We recognize revenue on operating leases per the terms of the contracts, and any associated costs are recorded on a straight-line basis over the terms of the applicable lease agreement.

Accounts Receivable

We follow the allowance method of recognizing uncollectible accounts receivable, which recognizes bad debt expense based on a review of the individual accounts outstanding and our prior history of uncollectible accounts receivable. We extend credit based on an evaluation of each customer’s financial condition, and our receivables are generally unsecured. We consider accounts past due if outstanding longer than contractual payment terms. We record an allowance based on consideration of a number of factors, including the length of time trade accounts are past due, our previous loss history, the creditworthiness of individual customers, economic conditions affecting specific customer industries, and economic conditions in general. We charge-off accounts receivable after all reasonable collection efforts have been exhausted. We credit payments subsequently received on such receivables to bad debt expense in the period we receive the payment.

As of September 30, 2020 and December 31, 2019, no allowance for potentially uncollectible accounts receivable was deemed necessary. We record delinquent finance charges on outstanding accounts receivable only if they are collected.

Concentrations

Financial instruments that potentially subject us to credit risk consist principally of cash, cash equivalents, and trade accounts receivable. We deposit our cash with commercial banks. Cash deposits at commercial banks are at risk to the extent that the balances exceed the Federal Deposit Insurance Corporation insured level per institution. The bank cash balances on deposit may periodically exceed federally insured limits, such as $4,824,000 and $3,265,000 at September 30, 2020 and December 31, 2019, respectively; however, we have never experienced any losses related to these balances.

We sell our services and products primarily to customers without requiring collateral; however, we routinely assess the financial condition of our customers and maintain allowances for anticipated losses.  From year to year, the customers that exceed 10% of our annual revenue, if any, may change. The following table discloses the number of customers that accounted for more than 10% of our annual revenue and their related receivable balances for the nine months ended September 30, 2020 and 2019:

	Customers Exceeding 10% of Revenue (Unaudited)
Year	Number of Customers	Revenue Combined Percent	Accounts Receivable Combined Percent
2020	1	10%	6%
2019	1	11%	4%

Recently Issued Accounting Pronouncements

Pending Adoption

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), an accounting standard that supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers are also required. ASU 2014-09 is not required to be adopted for private entities until the year ended December 31, 2020. We do not anticipate the adoption will have a material impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  The update improves financial reporting about leasing transactions by requiring a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. ASU 2016-02 is not required to be adopted for private entities until the year ended December 31, 2022. Although we are still in the process of evaluating the impact of adoption of the ASU on our financial statements, we currently believe that the most significant change will be related to the recognition of a right-of-use asset and lease liability on our balance sheet for the office lease described in Note 7.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which provides guidance on measuring credit losses on financial instruments.  The amended guidance replaces current incurred loss impairment methodology of recognizing credit losses when a loss is probable with a methodology that reflects expected credit losses and requires a broader range

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

of reasonable and supportable information to assess credit loss estimates.  ASU 2016-13 is not required to be adopted for private entities until the year ended December 31, 2023.  We are assessing the provisions of this amended guidance; however, the adoption of the standard is not expected to have a material effect on our financial statements.

There have been no other recent accounting pronouncements or changes in accounting pronouncements that have been issued but not yet adopted that are of significance, or potential significance, to us.

3. Property and Equipment, net

At September 30, 2020 and December 31, 2019, Property and equipment, net consisted of the following:

	September 30, 2020	December 31, 2019
	(Unaudited)
Vehicles	$ 196,902	$ 196,902
Office furniture, fixtures and equipment	26,514	26,514
Machinery and equipment	1,973,485	1,840,885
Property and equipment, gross	2,196,901	2,064,301
Accumulated depreciation	(796,658)	(564,816)
Property and equipment, net	$ 1,400,243	$ 1,499,485

We compute depreciation using the straight-line method over the estimated useful lives of the property and equipment.  Depreciation expense for the nine months ended September 30, 2020 was $231,841, including $196,158 of depreciation expense reflected within “Cost of revenue” in our condensed statement of operations as it related to assets used directly in servicing customer contracts. Depreciation expense for the nine months ended September 30, 2019 was $173,281, including $149,628 of depreciation expense recorded in “Cost of revenue.”

As of December 31, 2019, the Company recorded $643,000 deposits for purchases of compactors, which is included in prepaid expenses and other current assets on the accompanying condensed balance sheet. In March 2020, the Company cancelled the order and the deposit was returned to the Company.

4. Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities are as follows:

	September 30,	December 31,
	2020	2019
	(Unaudited)
Accounts payable	$312,539	$59,889
Accrued interest	3,150	4,205
Sales tax liability	124,200	86,700
Accrued 401(k) plan contributions	56,700	—
Accrued other	10,103	—
	$506,692	$150,794

5. Notes Payable

Branch Banking and Trust 1

On October 1, 2015, we entered into a term loan with a bank pursuant to which we borrowed $250,000. The loan is secured by all owned and subsequently purchased personal property, as well as a security interest in all depository accounts and investment property the Company holds with the bank.  In September 2016, the loan was modified, under the terms of the modification, we borrowed $229,421 and interest is a fixed rate of 4.09%. Monthly principal and interest totaling $5,195 payments began October 2016 and end at maturity in September 2020. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $0 and $41,286, respectively.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

Vehicle Loan 1

On November 14, 2015 we entered into a vehicle loan in the amount of $43,149. Under the terms of the loan, the interest rate is 3.24% with principal and interest payments of $661 due beginning December 2015 and ending at maturity in December 2021. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $9,035 and $14,688, respectively.

Vehicle Loan 2

On May 31, 2016 we entered into a vehicle loan in the amount of $52,365. Under the terms of the loan, the interest rate is 3.79% with principal and interest payments of $815 due beginning June 2016 and ending at maturity in June 2022. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $16,523 and $23,279, respectively.

Branch Banking and Trust 2

On September 29, 2016 we entered into a promissory note agreement with a bank to borrow $250,000. The loan is secured by all owned and subsequently purchased personal property, as well as a security interests in all depository accounts and investment property the Company holds with the bank. Under the terms of the promissory note the interest rate was variable at the rate of Prime, plus a margin of 0.5% with interest only payments due for the first 12 months of the loan. Beginning October 2017, monthly principal and interest payments of $4,610 were due and were to end at maturity in September 2021. The loan was paid off in May 2019.

First Horizon 1

On January 24, 2018 we entered into a revolving loan with a bank pursuant to which we could borrow up to $775,000. The loan is secured by equipment we either previously owned or acquired on or after January 24, 2018. Under the original terms of the loan, the interest rate was variable at the rate of LIBOR, plus a margin of 2.75% with interest only payments due for the first 12 months of the loan. Beginning March 2019, monthly principal and interest payments of $17,626 were due and were to end at maturity in February 2023. On January 22, 2019 we modified the promissory note, under the terms of the modification, the maturity date was moved to January 2023, the revolving line feature was removed and we borrowed $564,394 at a fixed interest rate of 4.5%. Beginning February 2019 monthly principal and interest payments totaling $12,885 are due and end at maturity in January 2023. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $340,615 and $442,669, respectively.

Vehicle Loan 3

On December 31, 2018 we entered into a vehicle loan in the amount of $55,880. Under the terms of the loan, the interest rate is 3.49% with principal and interest payments of $863 due beginning February 2019 and ending at maturity in February 2025. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $41,563 and $48,155, respectively.

First Horizon 2

On January 22, 2019 we entered into a revolving loan with a bank pursuant to which we could borrow up to $775,000. The loan is secured by equipment we either previously owned or acquired on or after January 22, 2019 and is cross-collateralized with all other obligations of the Company. Under the original terms of the loan, interest was to accrue at a rate of LIBOR plus a margin of 2.75% with interest only payments due for the first 12 months of the loan with the loan maturing January 31, 2020. In February 2020, the loan was modified, under the terms of the modification, we borrowed $641,409 and the interest rate changed from the variable rate index of the 30 Day LIBOR rate plus 2.75% to a fixed rate of 3.205%. Monthly principal and interest payments totaling $14,266 begin March 2020 and end at maturity in February 2024. As of September 30, 2020 and December 31, 2019, the principal balance outstanding on the note was $557,227 and $641,408, respectively.

First Horizon 3

On May 1, 2019 we entered into a promissory note with First Horizon to refinance the Branch Banking and Trust 2 loan. The loan is secured by equipment we either previously owned or acquired on or after May 1, 2019. Under the terms of the loan, we borrowed $156,799 at a fixed interest rate of 4.245% with monthly principal and interest totaling $4,651 beginning June 2019 and ending at maturity in May 2022. At September 30, 2020 and December 31, 2019 the principal balance outstanding on the note was $89,620 and $127,886, respectively.

First Horizon 4

On February 11, 2020 we entered into a revolving loan with a bank pursuant to which we could borrow up to $500,000. Under the original terms of the loan, interest was to accrue at a rate of LIBOR plus a margin of 2.35% with interest only payments due for the first 12 months of the loan with the loan maturing in February 2025. As of September 30, 2020 we had not borrowed any amounts on the loan.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

The following table summarizes the principal balances outstanding on our notes payable as of September 30, 2020 and December 31, 2019.

	September 30,	December 31,
	2020	2019
	(Unaudited)
Branch Banking and Trust 1	$-	$41,286
Vehicle Loan 1	9,035	14,688
Vehicle Loan 2	16,523	23,279
First Horizon 1	340,615	442,669
First Horizon 2	557,227	641,408
First Horizon 3	89,620	127,886
Vehicle Loan 3	41,563	48,155
Total	1,054,583	1,339,371
Less: current portion	(402,866)	(376,603)
Notes payable - non-current portion	$651,717	$962,768

Future minimum payments of notes payable as of September 30, 2020 are as follows:

Year	Amount
(Unaudited)
2020	$91,815
2021	379,719
2022	349,493
2023	189,846
2024	42,862
Thereafter	848

Total	$1,054,583

6. Lease Revenues

During the nine months ended September 30, 2020 and 2019, the Company leased equipment to customers, which included equipment owned by the Company and equipment leased from third parties.

For the nine months ended September 30, 2020 and 2019, we recorded leasing revenues for equipment we owned of $342,438 and $243,751, respectively. For the nine months ended September 30, 2020 and 2019, we recorded third party leasing revenues of $96,564 and $135,935, respectively, with associated expense of $86,008 and $121,372, respectively, of fixed cost operating lease expense associated with the aforementioned third party leases.

At September 30, 2020 and December 31, 2019, the carrying values of equipment we owned for leasing, which are included in property and equipment in the accompanying balance sheets, consisted of the following:

	September 30,	December 31,
	2020	2019
	(Unaudited)
Cost of equipment owned for leasing	$1,725,728.00	$1,715,541
Accumulated depreciation	(623,961)	(440,865)
Equipment owned for leasing, net	$1,101,767	$1,274,676

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

The future revenues related to equipment we owned for leasing as September 30, 2020 are as follows:

Year	Amount
(Unaudited)
2020	$191,400
2021	89,600
2022	44,300
2023	36,600
2024	8,300
Thereafter	—

Total	$370,200

7. Commitments and Contingencies

Office Lease

On September 1, 2019, we entered into a lease for corporate office space from a related party (see Note 9). The lessor of the office space is Elon Raven, LLC, a commonly controlled entity. As of September 30, 2020, the related party lessor’s mortgage balance on the property was $231,632, which has an annual interest rate of 4.6%, and matures in March 2024. The lease has an initial term of one year and is deemed to automatically renew for 4 additional years unless terminated not less than one year prior to the expiration of the current lease term. The monthly rent payment is $2,550 for the first year. Upon the anniversary of each lease year, the monthly rent is to increase by the most recent publication of the 12 month change in Consumer Price Index. Prior to September 1, 2019, the Company leased office space from another related party as described further in Note 9. During the nine months ended September 30, 2020 and 2019, we recorded office rent expense in the amount of $22,950 and $15,245, respectively.

Equipment Leases

The Company leases various equipment from third parties, with lease terms generally on a month to month or with lease terms less than one year. For the nine months ended September 30, 2020 and 2019, equipment rental expense was $164,588 and $227,069, respectively.

The future minimum lease payments required under our office lease as of September 30, 2020 was as follows:

Year	Amount
(Unaudited)
2020	$7,650
2021	30,600
2022	30,600
2023	30,600
2024	22,950
Thereafter	—

Total	$122,400

8. Shareholder’s Equity

During the nine months ended September 30, 2020 and year ended December 31, 2019, shareholder distributions totaled $206,434 and $343,620, respectively.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Condensed Financial Statements (Unaudited) – Continued

9.  Related Party Transactions

In May 2014, we entered into an agreement to sublet a small office space with a relative of our primary shareholder. The lease was for a term of one month beginning on May 1, 2014, for $500 per month and was to continue form month to month thereafter until canceled with a 30 day notice by either party. The monthly rent was increased to $575 in January 2016. In November 2017, the Company increased the leased space and the monthly rent was increased to $1,325. Rent expense under this related party lease totaled $0 and $12,695 for the nine months ended September 30, 2020 and 2019, respectively.

During the year ended December 31, 2019, we canceled the above lease and entered into a new office lease agreement with our primary shareholder as discussed further in Note 7. Rent expense under this related party lease totaled $22,950 and $2,550, respectively for the nine months ended September 30, 2020 and 2019, respectively.

10.  Subsequent Events

On October 19, 2020, we entered into an asset purchase agreement to sell substantially all of our assets to Quest Resource Management Group, LLC. The total consideration of the acquisition is approximately $16.2 million, with approximately two thirds of the consideration to be paid in cash at closing and the remaining third to be delivered through a combination of common stock and a subordinated seller note. An additional $650,000 to $2,250,000 of consideration may be earned through an earn-out tied to future performance over the next three years.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 1 note. This resulted in a final payment of $342,644, of which $340,615 was related to the outstanding principal balance.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 2 note. This resulted in a final payment of $544,886, of which $544,450 was related to the outstanding principal balance.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 3 note. This resulted in a final payment of $85,467, of which $85,286 was related to the outstanding principal balance.